UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2013 (October 9, 2013)

Go Public, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-54894	46-1897116
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

780 Reservoir Avenue #123 Cranston, RI	02910
(address of principal executive offices)	(zip code)

401-641-0405
(registrant’s telephone number, including area code)

Not Applicable
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 9, 2013, Thomas DeNunzio of 780 Reservoir Avenue, #123, Cranston, RI 02910, the sole shareholder of Go Public, Inc. (the “Registrant” or “Company”), entered into a Share Purchase Agreement (the “Agreement”) with Andre DiFelice, 405 Mason Ct. Unit 215 Fort Collins, CO 80524. Pursuant to the Agreement, Mr. DeNunzio transferred to Andre DiFelice, 20,000,000 shares of his common stock which represents all of our issued and outstanding shares in consideration of $25,000.

The description of the material terms of the aforementioned Agreement included in Items 5.01 and 5.02 of this Form 8-K is incorporated by reference into this Item.

Item 5.01 Change in Control of Registrant.

On October 9, 2013, Mr. DeNunzio, the sole shareholder of Go Public, Inc., consummated a sale of 20,000,000 shares of his common stock to Andre DiFelice for an aggregate purchase price of $25,000. Following the closing of the share purchase transaction, Andre DiFelice owns a 100% interest in the issued and outstanding shares of our common stock. Andre DiFelice is the controlling shareholder of Go Public, Inc.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On October 9, 2013, Mr. DeNunzio resigned as our President, Secretary, Treasurer and Director, such resignation is to be effective ten days after the filing and mailing of an Information Statement required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

On October 9, 2013, Mr. Andre DiFelice was appointed as Director, President, Secretary and Treasurer, to hold such office ten days after the filing and mailing of an Information Statement required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended.

Mr. Andre DiFelice, Age 22, President, Secretary, Treasurer and Director

Background of Mr. Andre DiFelice

Andre DiFelice grew up in Fort Collins, Colorado where from an early age he was a contributor to the outdoors community as a professional rock climber. He currently is a search specialist for Madwire Media, a marketing and design firm in Loveland, Colorado. At Madwire Andre he continues to progress in the company moving from project manager to marketing executive and more recently to a marketing trainer. Prior to his work at Madwire, Andre spent many years cultivating his sales and communication experience through a diversity of hands-on positions, ranging from sales of outdoor gear to wine making at Vintages Handcrafted Wines International, Inc.

As of the date of this filing, there has not been any material plan, contract or arrangement (whether or not written) to which any of our officers or directors are a party in connection with their appointments at Go Public Inc.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

none

ITEM 9.01. Financial Statements and Exhibits.

  None
  Exhibits

NUMBER	EXHIBIT

10.1	Share Purchase Agreement between Thomas DeNunzio and Andre DiFelice., dated October 9, 2013.
17.1	Officer and Director Resignation Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GO PUBLIC, INC.

Dated: October 10, 2013	/s/ Thomas DeNunzio
Thomas DeNunzio
Chief Executive Officer